Exhibit 10.1

ASSET PURCHASE AGREEMENT

                This Asset Purchase Agreement (the "Agreement"), dated November 2, 2003, is by an between Brett Robinson, an individual residing at 5351 Ludlow Road, Richmond, British Columbia (the "Buyer"), and Magic Lantern Group, Inc., a New York corporation with its principal office at 1075 North Service Road West, Suite 27 Oakville, Ontario L6M 2G2 (the "Seller").

BACKGROUND

                A.     The Seller operates, through its operating division Image Media, Inc., a media dubbing service located at 3-8755 Ash Street, Vancouver, British Columbia V6P 6T3 with customers throughout North America (hereinafter called the "Business"); and

                B.     Buyer currently is employed by Seller and manages the Business; and

                C.     The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller the properties, assets and undertaking of the Business as a going concern, all on the terms and conditions set forth in this Agreement.

AGREEMENT

                The parties, intending to be legally bound, agree as follows:

ARTICLE 1
PURCHASE AND SALE

                1.1     Purchase/Sale Of Assets. At the Closing (as defined in Section 2.1) and subject to all other terms and conditions of this Agreement, the Buyer shall purchase and the Seller shall sell, assign, transfer and convey to the Buyer good and marketable title, free and clear of all liens, liabilities, encumbrances, security interests, claims and other restrictions, in and to all of the properties and assets, on an "as-is where-is" basis, and undertakings and goodwill of the Business (the "Subject Assets"). Without limiting the generality of the foregoing, the Subject Assets shall include, the following:

                        (a)     all machinery and equipment, fixtures, furniture, office equipment and other tangible personal property identified on Schedule 1.1(a), (collectively, the "Tangible Personal Property");

                        (b)     all the inventory of the Business (the "Inventory") to be identified by the Buyer on Schedule 1.1(a) 2 days prior to the Closing Date, with the understanding that the Buyer intends to purchase inventory with an approximate value of $25,000;

                        (c)     all rights of the Seller pursuant to any express or implied warranties, representations or guarantees made by suppliers furnishing goods or services to the Business;

                        (d)     the telephone numbers 604-324-4191 and 800-667-1500 and the facsimile number 604-324-4855, and all domain names, electronic mail addresses or other similar property associated with the Business;

                        (e)     all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, identified on Schedule 1.1(e) (collectively, the "Intellectual Property"); and

                        (f)     all goodwill associated with the Business, together with the exclusive right of the Buyer to represent itself as carrying on the Business in continuation of and in succession to the Seller and the right to use the name "Image Media, Inc.", or any derivation or variation thereof.

                1.2     Payment of the Purchase Price. In consideration of the sale by the Seller to the Buyer of the Subject Assets and the Seller's performance of this Agreement, on the Closing Date, the Buyer shall pay to the Seller the "Purchase Price" as follows:

                        (a)     $50,000 by a certified or bank check to the order of Morley A. Levitt In Trust payable within 10 business days of the date hereof; and

                        (b)     $150,000 by a certified or bank check to the order of the Seller or wire transfer of funds to an account designated by the Seller on the Closing Date upon the appropriate undertakings.

                1.3     Adjustment of Purchase Price. Notwithstanding anything to the contrary contained herein, the Purchase Price and shall be:

(i)	increased on a dollar for dollar basis by the amount by which the inventory of the Seller on the second business day prior to the Closing Date shall be greater than $25,000; or

(ii)	decreased on a dollar for dollar basis by the amount by which the inventory of the Seller on the second business day prior to the Closing Date shall be less than $25,000.

                1.4     Work in Progress. Seven (7) days prior to the Closing Date (the "Cut-Off Date") Buyer and Seller shall identify all work in progress ("Work-In-Progress") of the Seller by reconciling (x) all outstanding purchase orders and supplier invoices to (y) all outstanding work orders and customer receivables, and Buyer agrees to ensure that all Work-In-Progress shall be completed prior to the Closing Date. All liabilities or receivables held in connection with Work-In-Progress by Seller at the Cut-Off Date shall be the liabilities and receivables of Seller, and any liabilities or receivables incurred by Seller after the Cut-Off Date shall be the liabilities and receivables of the Buyer.

                1.5     Payment of Commission. In connection with the consummation of the transactions contemplated by this Agreement Seller shall pay a commission in the amount of $10,000 to Bentley Associates LP.

                1.6     Rent. Buyer shall pay rent in the sum of $4,000 plus GST for use of the premises in December 2003.

                1.7     Sales Taxes. The Buyer shall pay all applicable sales and use taxes payable with respect to the Buyer's purchase of the Subject Assets. The Buyer and the Seller shall cooperate in a timely manner to make all filings, returns, reports and forms as may be required to comply with the provisions of applicable law in connection with the payment of any such sales and use taxes.

ARTICLE 2
CLOSING

                2.1     Closing. The Buyer's purchase of the Subject Assets and the other transactions contemplated by this Agreement (the "Closing") shall be consummated on or before November 28, 2003 (the "Closing Date") at such location as the parties shall mutually agree.

                2.2     Closing Documentation.

                          At the Closing,

                          (a)     the Seller will deliver to the Buyer the following closing documents (the "Closing Documents"):

(i)	a duly executed Bill of Sale, Assignment and Assumption Agreement and such other instruments as the Buyer shall reasonably request in order to effectively transfer to and vest in the Buyer good and marketable title to all of the Subject Assets free and clear of all liabilities and all liens, encumbrances, security interests, claims and other restrictions;

(ii)	possession of the Subject Assets;

(iii)	a duly executed letter agreement setting forth the obligations of Buyer and Seller following the Closing Date; and

(iv)	such other documents and ancillary agreements as contemplated in this Agreement or as the Buyer may otherwise reasonably request.

                        (b)     The Buyer will, on receipt of the documents described above, deliver to the Seller:

(i)	the check or funds constituting the Purchase Price as set out in Section 1.4;

(ii)	a duly executed Bill of Sale, Assignment and Assumption;

(iii)	a duly executed letter agreement setting forth the obligations of Buyer and Seller following the Closing Date; and

(iv)	such other documents and ancillary agreements as contemplated in this Agreement or as the Seller may otherwise reasonably require.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER

                3.1     The Seller, jointly and severally, represent and warrant to the Buyer as of the date hereof as follows and hereby covenant that from the date hereof until the Closing Date, that they will not perform any act or permit any action to be taken or condition to exist which would make any of the following representations and warranties untrue in any respect, and confirm that the Buyer is relying upon the accuracy of each such representation and warranty in connection with the purchase of the Subject Assets as a going concern and completion of the transactions contemplated hereby:

                        (a)     Authority Relative to Agreement. The execution, delivery and performance of this Agreement and all other agreements and instruments contemplated in this Agreement (collectively, the "Ancillary Agreements") by the Seller and consummation by the Seller of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary action on the part of the Seller, and this Agreement constitutes, and each Ancillary Agreement when executed will constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its respective terms (subject to bankruptcy and similar laws affecting creditors' rights and principles of equity).

                        (b)     Title to Assets. The Seller has good and marketable title to all of the Subject Assets, subject to no mortgage, pledge, lien, conditional sale agreement, security interest, claim, encumbrance or other restriction (an "Encumbrance"), except as may be disclosed on Schedule 1.1(a), all of which shall be discharged by the Seller on or prior to the Closing. No other Person owns or has any right to occupy or use any of the assets used in the Business.

                        (c)     No Commissions. Except than as set forth in Section 1.4 of this Agreement no person acting on behalf of the Seller has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER

                4.1     The Buyer represents and warrants to the Seller as of the date hereof as follows and hereby covenants that from the date hereof until the Closing Date, that it will not perform any act or permit any action to be taken or condition to exist which would make any of the following representations and warranties untrue in any respect, and confirm that the Seller is relying upon the accuracy of each such representation and warranty in connection with the purchase of the Subject Assets as a going concern and completion of the transactions contemplated hereby:

                        (a)     Authority Relative to Agreement. The execution, delivery and performance of this Agreement and any ancillary agreements by the Buyer and consummation by it of the transactions contemplated hereby and thereby have been duly and effectively authorized by all necessary corporate action, and this Agreement constitutes, and each ancillary agreement when executed will constitute, a legal, valid and binding obligation of the Buyer enforceable against the Buyer, respectively in accordance with its respective terms (subject to bankruptcy and similar laws affecting creditors' rights and principles of equity).

                        (b)     No Commissions. Except as set forth on Section 1.4 of this Agreement no person acting on behalf of the Buyer has claims to, or is entitled to, under any contract or otherwise, any payment as a broker, finder or intermediary in connection with the origin, negotiation, execution or consummation of the transactions provided for in this Agreement.

                        (c)     General Representation. Neither this Agreement nor any Ancillary Agreement, or other documents furnished by or on behalf of the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in any material respect.

ARTICLE 5
CERTAIN COVENANTS OF THE SELLER

                5.1     Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date the Seller shall operate the Business in a manner consistent with preserving intact the Business organization, retaining the Employees identified in Schedule 7.1 and preserving the value of the Subject Assets, the Business and its goodwill with all suppliers, customers, employees and others having business relations with the Business.

                5.2     Change in Representation and Warranties. In the event the Seller learns that any of the representations and warranties of the Seller contained in or referred to in this Agreement is or will become inaccurate in any material respect, the Seller shall give immediate written notice thereof to the Buyer.

ARTICLE 6
CERTAIN COVENANTS OF THE BUYER

                6.1     Consents of Others. Prior to the Closing, the Buyer shall use its best efforts to obtain all authorizations, consents and permits of others required of it to permit it to consummate the transactions contemplated by this Agreement and continue the Business.

                6.2     Change in Representations and Warranties. In the event the Buyer learns any of the representations and warranties of the Buyer contained in or referred to in this Agreement is or will become inaccurate, the Buyer shall give immediate written notice thereof to the Seller.

                6.3     Conduct of Business Pending Closing. From the date of this Agreement to the Closing Date the Buyer shall not incur any costs or liabilities outside the ordinary course of business.

ARTICLE 7
EMPLOYEES AND EMPLOYMENT MATTERS

                7.1     Employment by the Buyer. Upon the Closing, the Seller shall terminate each of the employees of Seller and the Buyer shall offer employment to the employees of Seller who are listed on Schedule 7.1 and who are actively employed by the Business as of the Closing Date (i.e., not on long-term disability or other leave) (collectively, the "Employees"). The Buyer's offer of employment to the Employees shall be on terms which are substantially the same as those terms upon which the Employees are currently employed by Seller. Nothing herein, expressed or implied, confers upon any Employee any rights or remedies of any nature or kind, including, without limitation, any rights of employment with the Buyer. Buyer may hire three employees.

                7.2     Liability. The Seller shall retain and pay all obligations and liabilities arising out of the Seller's employment of the Employees prior to the Closing Date or the termination thereof by the Seller, including liability for all claims, with respect to occurrences on or before the Closing Date (regardless of when such claim is filed) arising out of labor or employment (which shall include accrued vacation and sick pay), pension contributions, worker's compensation, disability, unemployment insurance and related matters. The Seller shall not be liable for any such employment obligations with respect to the Buyer's employment of the Employees after the Closing Date, provided that any such obligations of the Buyer do not relate to any act or omission of the Seller which occurred prior to the Closing Date.

ARTICLE 8
CERTAIN POST CLOSING COVENANTS

                8.1     Collection of Accounts Receivable. The Buyer will remit to the Seller any payments that it receives for those Accounts Receivable of the Business that existed on the Closing Date, and will continue to make best efforts to continue to collect Accounts Receivables.

                8.2     Access to Documents. For a period of 5 years following the Closing Date, the Buyer agrees to provide the Seller (as well as the Seller's accountants, auditors, or other representatives) reasonable access to books and records of the Seller which exist as of the Closing Date during normal business hours at the Buyer's premises and on reasonable notice to the Buyer.

                8.3     Use of Corporate Name or Trade Name. After the Closing, except (a) with respect to collection of pre-Closing accounts receivable and payment of pre-Closing accounts payable, or (b) in connection with services to be performed for the Buyer, the Seller nor any affiliate of Seller will use or refer to the name "Image Media" or any trade name included within the Intellectual Property being conveyed to the Buyer, or any derivative or variation thereof or any name similar thereto.

                8.4     No Competition. During the period beginning on the Closing Date and ending on June 30, 2006 (the "Restricted Period"), Seller, and any Affiliate of Seller shall not, directly or indirectly, for his, her or its own account or as an agent, employee, officer, director, trustee, consultant or member, partner or other equity holder of any Person or in any other capacity, engage in any business activity that is the same as, substantially similar to or otherwise competitive with the Business or with any business now conducted by Buyer or any Affiliate of Buyer within the Province of British Columbia, except that the Seller may continue, without restriction, to conduct business within the Province of British Columbia in connection with its agreement in force as of the date of this Agreement under the services agreement by and between Her Majesty the Queen In Right of the Province of British Columbia as represented by the Minister of Education and Magic Lantern Communications Ltd. dated June 10, 2003 (the "BCLC Agreement") or pursuant to the terms of any subsequent renewal of the BCLC Agreement.

ARTICLE 9
CONDITIONS TO CLOSING

                9.1     The obligation of seller to consummate the transactions contemplated by this agreement is subject to the approval of a resolution by the board of directors of seller, approving the transactions contemplated hereby, which shall be considered at the seller's board of directors meeting to be held on November 3, 2003.

ARTICLE 10
COVENANTS AND INDEMNIFICATION

                10.1     Indemnification by the Seller. Subject to the terms and conditions of this Article 10, the Seller hereby agrees to, jointly and severally, defend, indemnify and hold harmless the Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                        (a)     resulting from or arising out of any breach of any of the representations or warranties made by the Seller in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                        (b)     resulting from or arising out of the conduct of the Business (including but not limited to the manufacturer and sale of any product) at any time on or prior to the Closing Date including, but not limited to, any Proceeding against the Seller and any litigation or similar matter arising out of such conduct, except to the extent that the Loss arises from or relates to an Assumed Liability; and

                        (c)     resulting from or arising out of any liability, payment or obligation in respect of any Taxes owing by the Seller of any kind or description (including interest and penalties with respect thereto) for all the pre-closing tax periods.

                10.2     Indemnification by the Buyer. Subject to the terms and conditions of this Article 10, from and after the Closing Date, the Buyer agrees, to defend, indemnify and hold harmless the Seller from any and all Losses directly or indirectly incurred by or sought to be imposed upon them:

                        (a)     resulting from or arising out of any breach of any of the representations or warranties made by the Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; and

                        (b)     resulting from or arising out of any breach of any covenant or agreement made by the Buyer in or pursuant to this Agreement or in connection with any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing including, but not limited to, any failure to pay, perform or otherwise discharge any of the Assumed Liabilities.

                10.3     Notice of Indemnification Claims. If (i) a Third Party Action is brought against any Indemnified Person that is subject to a right of indemnification under this Article 10 or (ii) any Indemnified Person hereto becomes aware of facts or circumstances establishing that such Indemnified Person has experienced or incurred Losses or will experience or incur Losses subject to indemnification under this Article 10, then such Indemnified Person shall give to the Indemnifying Person notice of such claim ("Indemnification Notice") as soon as reasonably practicable but in no event more than thirty (30) days after the Indemnified Person has received notice of or obtains actual knowledge of such claims (provided that failure to give such notice shall not limit the Indemnifying Person's indemnification obligation hereunder except to the extent that the delay in giving, or failure to give, the notice adversely affects the Indemnifying Person's ability to defend against the claim). To the extent practicable, the Indemnification Notice will describe with reasonable specificity (A) the nature of and the basis for the indemnification claim, including any relevant supporting documentation, and (B) an estimate of all Losses associated therewith.

                        (a)     Defense of Third Party Actions.

(i)	Upon receipt of a notice of a Third Party Action subject to an Indemnification Notice under this Section 10.3, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (ii) below.

(ii)	By written notice within 45 days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that its right to assume such control shall be subject to the Indemnifying Person agreeing in writing (A) to promptly indemnify the Indemnified Person for its expenses to date, (B) that any Losses arising out of the Third Party Action constitute a claim that is subject to indemnification under this Agreement ; and (C) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Person shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

(iii)	Upon assumption of control of the defense of a Third Party Action under paragraph (ii) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action.

(iv)	If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (ii), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person to the extent that the expense arises from a Loss that is subject to indemnification under this Agreement.

(v)	Any Person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

                10.4     Payment of Indemnification. Payment of any amount due under this Article 10 shall be made within 30 days after payment is due.

ARTICLE 11
MISCELLANEOUS

                11.1     Definitions. All capitalized terms used in this Agreement and not heretofore defined shall have the meanings set forth below.

                        (a)    "Associated Property" means any real property at any time owned, leased or used by the Seller in the conduct of the Business.

                        (b)     "Buyer's Indemnified Persons" means the Buyer, its directors, officers, employees, stockholders, agents and Representatives.

                        (c)     "Current Real Property" means all real property currently owned or leased by the Seller.

                        (d)     "Employee Contract" means any written or oral contract, agreement, arrangement, policy, program, plan or practice (exclusive of any such contract which is terminable within thirty (30) days without liability to Seller) directly or indirectly providing for or relating to any employment, consulting, remuneration, compensation or benefit, severance or other similar arrangement, insurance coverage (including any self-insured arrangements), medical-surgical-hospital or other health benefits, workers' compensation, disability benefits, supplemental employment benefits, vacation benefits and other forms of paid or unpaid leave, retirement benefits, tuition reimbursement, deferred compensation, savings or bonus plans, profit-sharing, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement compensation or benefit, employment guarantee or security, or limitation on right to discipline or discharge, which (i) is not a Welfare Plan, (ii) has been entered into or maintained by Seller, (iii) covers any one or more current or former director, officer, employee or consultant of Seller and (iv) under which any obligations remain outstanding.

                        (e)     "Governmental Agency" means any federal, state, local or foreign government, political subdivision, court, agency or other entity, body, organization or group exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

                        (f)     "Indemnified Person" means any Person entitled to be indemnified under Article 10.

                        (g)     "Indemnifying Person" means any Person obligated to indemnify another Person under Article 10.

                        (h)     "Loss" and "Losses" means any and all losses, damages, liabilities, payments, costs and obligations, and all expenses related thereto. Subject to the terms and limitations of Article 10, Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in good faith defense of any Third Party Action, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Person.

                        (i)     "Net Working Capital" means current assets of the Seller minus current liabilities of the Seller.

                        (j)     "Person" means any Governmental Agency, individual, association, joint venture, partnership, corporation, limited liability company, trust or other entity.

                        (k)     "Seller's Indemnified Persons" means the Seller, its directors, officers, employees, shareholder, agents and Representatives.

                        (l)     "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or Proceeding, by a third party against an Indemnified Person with respect to which it is reasonably foreseeable that an Indemnified Person would be entitled to indemnification under this Article 11.

            11.2     Entire Agreement. This Agreement, together with all schedules, exhibits and Ancillary Agreements, constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or expressly required to be made or delivered pursuant hereto.

            11.3     Modifications. Any amendment, change or modification of this Agreement shall be void unless in writing and signed by all parties hereto.

            11.4     Further Assurance. From time to time after the Closing Date, the Seller will execute all such instruments and take all such actions as the Buyer shall reasonably request in order more effectively to convey and transfer all of the Subject Assets to the Buyer. From time to time after the Closing Date, the Seller and the Buyer shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

            11.5     Binding Effect and Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Buyer and the Seller and their respective successors, permitted assigns, transferees and legal representatives.

            11.6     Expenses. The Seller and the Buyer shall each bear and pay all costs and expenses respectively incurred by each of them on their behalf in connection with this Agreement, including, without limitation, fees and expenses of their own financial consultants, accountants and counsel.

            11.7     Knowledge or Belief. The knowledge of any officer of the Seller or the Buyer shall be deemed to be knowledge of the Seller or the Buyer.

            11.8     Notices. Any notices or other communications required or permitted to be given pursuant to this Agreement shall be deemed to have been given if in writing and delivered personally, by facsimile, or sent by certified mail return receipt requested and postage prepaid, addressed as follows:

                        (a)     To the Seller:

                                    With a copy to:

                                    Hodgson Russ LLP
                                    150 King Street West, Suite 2309
                                    P.O. Box 30
                                    Toronto, Ontario M5H 1J9
                                    Attention: Richard B. Raymer, Esq.
                                    Facsimile: (416) 595-5021

                        (b)     To the Buyer:

                                    Brett Robinson
                                    5351 Ludlow Road
                                    Richmond, British Columbia V7C 2Z1

                                    With a copy to:

                                    Morley A. Levitt, Esq.
                                    120-11181 Voyageur Way
                                    Richmond, British Columbia V6X 3N9
                                    Facsimile: (604) 270-4588

or such other addresses as shall be furnished in writing by any party to the other party. Notices or communications shall be deemed received on the date of delivery if personally delivered, the date of confirmation of transmission if delivered by facsimile or on the delivery date indicated on the return receipt if sent by certified mail return receipt requested and postage prepaid. In the event of actual or threatened postal service interruption, notices and communications shall be personally delivered or delivered by facsimile.

                11.9     Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meanings hereof.

                11.10     Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the Province of British Columbia, without regard to principles of conflicts of law.

                11.11     Currency. All dollar amounts shall be deemed to be in Canadian dollars.

                11.12     Assignment. This Agreement is assignable by the Buyer only to a corporation of which he is sole shareholder.

                11.13     Counterparts. This Agreement may be executed in counterparts and by electronic facsimile transmission, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

                As conclusive evidence of its intent to be legally bound, each of the parties to this Agreement has duly executed this Agreement as of the date above first written.

MAGIC LANTERN, INC.

By: Name: Title:	/s/Robert A. Goddard Robert A. Goddard President and Chief Executive Officer and Acting Chief Financial Officer
BRETT ROBINSON
/s/ Brett Robinson

Schedules

Schedule 1.1(a)     -     Tangible Personal Property and Inventory
Schedule 1.1(e)     -     Intellectual Property
Schedule 7.1         -     Conduct of Business

Schedule 1.1(a)

QTY	Description	Make	Model	Ser #
1		Ampex	TBC 2	5001590
1		Ampex	TBC 1	990558
1		Sony	BVW75	16574
1		Sony	BVW10	12124
1		Ampex	VPR1	4580510
1	Video Switcher	Grass Valley Model	110	22206
1	8 Channel Audio Mixer	Sony	11XP210	21184
1	Video Recorder ¾"	Sony	V05850	20687
1	Video Recorder ¾"	Sony	V05850	31364
1	Video Recorder ¾"	Sony	V05850	20406
1	Video Recorder ¾"	Sony	V05850	21044
1	Video Recorder ¾"	Sony	V05850	20828
1	Video Recorder ¾"	Sony	V05800	20082
1	Video Recorder ¾"	Sony	V05800	20443
1	Video Recorder ¾"	Sony	V05800	20416
1	Video Recorder ¾"	Sony	V05800	20519
1	Video Recorder ¾"	Sony	V05800	20228
1	Colour Monitor	Sony	PVM 1340	2002993
1	Colour Monitor	Sony	PVM 1340	2005177
1	Colour Monitor	Sony	PVM 1340	2002224
1	Colour Monitor	Sony	PVM 1340	2002221
1	Colour Monitor	Sony	PVM 1340	2002258
1	Colour Monitor	Sony	PVM 1340	2002747
1	Colour Monitor	Sony	PVM 1340	2005149
1	Colour Monitor	Sony	PVM 1340	2002959
1	Colour Monitor	Sony	PVM 1340	2002751
1	Colour Monitor	Sony	PVM 1340	2015121
1	Pulse Generator	Leitch	5PG 102 N	301751
1	Test Generator	Leitch	CTG 210N	73063
1	Pulse Generator	Tectronix	2146	B040390
1	Osciloscope	Tectronix	675	B250732
1	Test Generator	Tectronix	1410	n/a
1	WaveForm Monitor	Tectronix	529	15350
1	Vectroscope	Tectronix	520A	B394548
1	Distortion Analyzer	HP	334	140A-04191
1	Test Oscilator	HP	5654A	0951A01313
1	Switcher	Image Video	10x a/v	14721
1	Switcher	Image Video	10x a/v	14719
1	Switcher	Image Video	10x a/v	14720
1	Switcher	Image Video	10x a/v	14721
9	Switcher	Image Video	10x a/v	n/a
1	VHS Duplicator	JVC	BR7000	6548000
1	VHS Duplicator	JVC	BR7000	7117047
1	VHS Duplicator	JVC	BR7000	15312086
1	VHS Duplicator	JVC	BR7000	15312088
1	VHS Duplicator	JVC	BR7000	16913091
1	VHS Duplicator	JVC	BR7000	14118102
1	VHS Duplicator	JVC	BR7000	7214181
1	VHS Duplicator	JVC	BR7000	6518194
1	VHS Duplicator	JVC	BR7000	16913213
1	VHS Duplicator	JVC	BR7000	16913230
1	VHS Duplicator	JVC	BR7000	16913307
1	VHS Duplicator	JVC	BR7000	6408309
1	VHS Duplicator	JVC	BR7000	16913312
1	VHS Duplicator	JVC	BR7000	16913349
1	VHS Duplicator	JVC	BR7000	15312375
1	VHS Duplicator	JVC	BR7000	15312384
1	VHS Duplicator	JVC	BR7000	15312385
1	VHS Duplicator	JVC	BR7000	16015386
1	VHS Duplicator	JVC	BR7000	14118341
1	VHS Duplicator	JVC	BR7000	8518601
1	Distribution Amplifier	Panasonic	DA100	A0A0253D1
1	Distribution Amplifier	Panasonic	DA100	G5A9167D1
1	Distribution Amplifier	Panasonic	DA100	J5A9374D1
1	Monitor Switcher	Panasonic	SW 100 A/V	G7A 0065D1
1	Monitor Switcher	Panasonic	SW 100 A/V	F0A2243D1
1	Monitor Switcher	Panasonic	SW 100 A/V	G7A 0068D1
1	Monitor Switcher	Panasonic	SW 100 A/V	07A0070D1
1	Monitor Switcher	Panasonic	SW 100 A/V	B8A0072D1
1	Monitor Switcher	Panasonic	SW 100 A/V	F0A2269D1
1	Monitor Switcher	Panasonic	SW 100 A/V	G7A0063D1
1		Panasonic	AG-W1-P	1600
1	S-VHS Recorder	JVC	BR5-711V	13310606
1	Power Amp	H&H		10978
1	Power Amp	H&H		10979
1	Power Amp	H&H		10980
1	Power Amp	H&H		10981
1	Power Amp	H&H		10982
1	Waveform Monitor	Tectronix	528	B293320
1	Waveform Monitor	Tectronix	528	B293124
1	Waveform Monitor	Tectronix	528	B227015
1	Waveform Monitor	Tectronix	528	B010424
1	Waveform Monitor	Tectronix	528	B270640
1	Waveform Monitor	Tectronix	528	B250576
1	Waveform Monitor	Tectronix	528	B238861
1	Waveform Monitor	Tectronix	528	B050872
3	Vectrocscope	Tectronix	1420	n/a
1	Time Code Generator	Skotel	TCG-80	n/a
1	Time Code Reader	Skotel	TCG-80	n/a
4	Audio DA	McCurdy		n/a
3	Video DA	Leitch		n/a
1	Patching Bays	Video/Audio		n/a
1	Audio DA	Ward Back		n/a
1	Bulk Tape Eraser	Garner		G270-303
1	Bulk Tape Eraser	Garner		8130037
1	Video Switcher	Panasonic		19200066
1	Video Switcher	Panasonic		68201515
1	Video Switcher	Panasonic		19200045
1	Video Switcher	Panasonic		14200412
1	Video Switcher	Panasonic		21200190
1	Shrink Wrapper	Damark		2240
1	VHS Duplicator	JVC	BR7030UB	14012209
1	VHS Duplicator	JVC	BR7030UB	14012206
1	VHS Duplicator	JVC	BR7030UB	12011970
1	VHS Duplicator	JVC	BR7030UB	14012213
1	VHS Duplicator	JVC	BR7030UB	14012211
1	VHS Duplicator	JVC	BR7030UB	14012207
1	VHS Duplicator	JVC	BR7030UB	14012202
1	VHS Duplicator	JVC	BR7030UB	14011974
1	VHS Duplicator	JVC	BR7030UB	14012203
1	VHS Duplicator	JVC	BR7030UB	14012205
1	MultiStandard VHS	Sharp	VC-MA-83	603713256
1	MultiStandard VHS	Sharp	VC-MA-83	603713336
1	MultiStandard VHS	Sharp	VC-MA-83	603713291
1	MultiStandard VHS	Sharp	VC-MA-83	603713321
1	MultiStandard VHS	Sharp	VC-MA-83	60371335
1	MultiStandard VHS	Sharp	VC-MA-83	603713353
1	MultiStandard VHS	Sharp	VC-MA-83	603713201
1	MultiStandard VHS	Sharp	VC-MA-83	603713310
1	MultiStandard VHS	Sharp	VC-MA-83	603713205
1	MultiStandard VHS	Sharp	VC-MA-83	603713183
1	MultiStandard VHS	Sharp	VC-MA-83	603713213
1	MultiStandard VHS	Sharp	VC-MA-83	603713349
1	MultiStandard VHS	Sharp	VC-MA-83	603713242
1	MultiStandard VHS	Sharp	VC-MA-83	603713189
1	MultiStandard VHS	Sharp	VC-MA-83	603713186
1	MultiStandard VHS	Sharp	VC-MA-83	603713319
1	MultiStandard VHS	Sharp	VC-MA-83	603713250
1	MultiStandard VHS	Sharp	VC-MA-83	603713278
1	MultiStandard VHS	Sharp	VC-MA-83	603713357
1	MultiStandard VHS	Sharp	VC-MA-83	603713347
1	TV	Sony	KV20	A800067
1	Digital	TBC	ES2200T	7KE2T011
1	Digital	TBC	ES2200T	7KE2T009
1			PVW2600	11290
1	DV Cam Digital Video	Sony	DSR80	13876
1	TV	Sony Super Beta	SL-HF4000 Hitachi 13"	7396
1	CD Duplicator Model	Champion	CTEL5108	CD01478
1	Digital Video Cass Recorder	Sony	GV-D200	10040
1	Mini DV/DV Cam		AGD 2000
1	DVDR/CDR Burner
1	Computer & Monitor	MAC/G4
1	Scanner
1	Printer	OkiDATA
1	Printer	Lexmark
1	Printer		Signature III
1	Fax Machine
6	Desks
6	Tables
3	Counters
6	Book Shelves
6	Rolling Shelves In Library (for masters)
10	Stock Racks in Warehouse
8	Metal Shelves in Warehouse
5	Filing Cabinets
1	Boardroom Table
8	Boardroom Chairs
8	Office Chairs
10	Office Phones and Main Phone System
1	Fridge
5	Office Computers
5	Rolling Master Carts
4	Shipping Carts

Schedule 7.1
EMPLOYEE NAME
Colin Logan
Voya Fortula
Daryl Thompson